EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of October 20, 1997, between INFINITE MACHINES CORP., a Delaware corporation ("Employer"), and DANIEL
T. LANDI of 43 Charter Oak Court, North Kingstown, Rhode Island 02852 ("Executive").

      1. Employment. Subject to the terms and conditions of this Agreement, Employer hereby agrees to employ Executive, and Executive accepts such employment, as Chief Financial Officer of Employer or in such other capacity or capacities as Employer and Executive may from time to time determine. In such capacity, Executive shall be responsible for the day-to-day administration of the accounting and financial affairs of the Employer and for supervising and managing the accounting and financial affairs of Laser Fare, Inc., Express Tool, Inc. and such other divisions and/or subsidiaries of Employer as Employer and Executive may agree from time to time.

      2. Duties of Executive. Consistent with Section 1 above, Executive shall have such duties as the President and Board of Directors of Employer may from time to time determine. Executive agrees to perform faithfully, industriously and to the best of Executive's ability, experience and talents, all of the duties that may be required by the terms of this Agreement, to the reasonable satisfaction of the President and Board of Directors of Employer.

      3. Compensation of Executive. (a) As compensation for the services provided by Executive under this Agreement during the Employment Period (as defined in Section 9 below), Employer will pay Executive a base salary at an annual rate of One Hundred Ten Thousand Dollars ($110,000) (the "Base Salary") payable in accordance with Employer's usual payroll procedures. Base Salary shall be subject to annual review and increase as determined by the Board of Directors of Employer.

      (b) During the term of this Agreement, Executive shall be entitled to participate in any employee benefit plans, medical insurance plans, employee education plans, life insurance plans, disability plans and other benefit plans for which he is otherwise eligible and qualified, customarily made available by Employer from time to time to its employees generally. Such participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable Employer policies.

      (c) Executive shall be entitled to up to four (4) weeks paid vacation for each year during the Employment Period. Such vacation shall be taken at a time mutually convenient to Employer and Executive and must be approved by Employer.

      (d) Executive shall be entitled to paid holidays in accordance with Employer's normal policies.

      (e) Employer shall provide Executive with an automobile for Executive's business use. Executive shall be responsible for recording all business and non-business use and for the payment of all taxes in connection with any non-business use.

      (f) All salary, bonuses and other compensation payable to Executive shall be subject to applicable federal and state income tax and other withholding requirements.

      (g) Executive shall participate in all executive bonus and option plans established from time to time for senior executives of Employer generally.

      4. Business Expenses. Employer will reimburse Executive for all authorized travel and out-of-pocket expenses reasonably incurred by him for the purposes of and in connection with performing his services to Employer hereunder. Such reimbursement shall be made promptly upon presentation to Employer of vouchers or other statements itemizing the expenses in reasonable detail in conformity with Employer's policies.

      5. Confidentiality. Executive acknowledges that in the course of employment, Executive has obtained and will obtain information relating to legitimate, protectible business interests of Employer or its Affiliates, including information concerning business operations, customer lists, patents, inventions, methods of doing business, suppliers, and strategic plans (the "Confidential Information"). Executive agrees that at all times, Executive will hold in strict confidence, will not use for Executive's own account or for the benefit of any person other than Employer or its Affiliates, and will not publish or otherwise disclose to persons not under an obligation of secrecy or confidentiality to Employer no less restrictive than this Agreement, all Confidential Information disclosed or made available to Executive by the Company or its Affiliates, except for: Confidential Information which (a) was already known to Executive at the time such Confidential Information was disclosed to Executive; (b) is or becomes publicly known or publicly available through no violation of any of Executive's obligations in this Agreement; (c) is or has been furnished to a third party by Employer without limitation on the third party's use or disclosure of such Confidential Information; or (d) is disclosed pursuant to a regulatory requirement or request of a governmental agency or in response to a valid subpoena or the like or an order, judgment or decree of a court of competent jurisdiction.

      6. Enforcement. If Executive violates or threatens to commit a breach of any of the provisions of Section 5 of this Agreement (the "Restrictive Covenants"), Employer, in addition to, and not in lieu of, any other rights and remedies available to Employer at law or in equity, shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having


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

equity jurisdiction and to have Executive's breach or threatened breach of the Restrictive Covenants restricted by temporary restraining order, temporary or permanent injunction or the like, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Employer and that monetary damages will not provide adequate remedy to Employer.

      7. Definition of Affiliate. The term "Affiliate" or "Affiliates" as used herein shall mean an entity controlled by Employer, under common control with Employer, controlling Employer or otherwise affiliated with Employer, directly or indirectly through stock ownership, and shall include (but not be limited to) each corporation a majority of the voting stock of which is owned by Employer or any such other majority-owned subsidiary (or chain thereof) of Employer.

      8. Non-waiver of Rights. The failure to enforce at any time of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

      9. Term; Termination. (a) Unless sooner terminated, Executive's employment under this Agreement shall begin the date hereof and end October 19, 2000 (the "Employment Period"). This Agreement may be terminated by Employer at any time for cause. The term "cause" as used herein shall mean gross or habitual neglect of duty, continuing default of Executive's obligations hereunder, prolonged absence from duty without the consent of Employer other than from illness and intentional harm or to the business of Employer or willful or serious misconduct on the part of Executive.

            (b) In the event Employer terminates this Agreement without cause, Executive shall be entitled to receive Base Salary and all benefits under
Section 3(b) then in effect for the remainder of the original Employment Term.

      10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

            Employer:

                  Infinite Machines Corp.
                  300 Metro Center Blvd.
                  Warwick, RI 02886


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

            Executive:

                  Daniel T. Landi
                  43 Charter Oak Court
                  North Kingstown, RI 02852

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

      11. Indemnification. Employer shall indemnify Executive to the full extent provided under Delaware law.

      12. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

      13. Amendment. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

      14. Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall to be valid and enforceable. If a court finds that a provision of this Agreement is invalid or unenforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

      15. Applicable Law. This Agreement shall be governed by and contained in accordance with the laws of the State of Rhode Island.

      16. Binding Agreement. This Agreement shall bind and inure the benefit of the parties and their respective legal representatives, successors and assigns, except that Executive may not delegate any of his obligations under this Agreement or assign this Agreement and that Employer will not assign its rights under this Agreement without the consent of Executive, which consent shall not be unreasonably withheld, conditioned or delayed.

      IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

                                    INFINITE MACHINES CORP.


                                    By: /s/
                                       -------------------------------


                                    /s/
                                    -------------------------------
                                          Daniel T. Landi


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